CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the inclusion in this registration statement on Form S-4 of our report dated February 3, 1995, on our audits of the financial statements of WKYS-FM, Inc. We also consent to the reference to our firm under the caption "Experts".




Coopers & Lybrand LLP
Denver, Colorado
June 27, 1997